UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2024

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

108 Scharberry Lane #2, Mars, PA 16046

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 7.01 Regulation FD Disclosure.

Himalaya Technologies, Inc. has retained Brokerwebs LLC to evaluate migration of our Everest Media, LLC social networks from mobile friendly sites to fully functional mobile apps. The primary objective of this testing phase is to evaluate the effectiveness, efficiency, and user experience of an app conversion platform in transforming the existing Kanab.Club website into a fully functional mobile application.

The testing will cover the following: 1) Functionality Testing: To ensure that all features of the sites are accurately replicated in the app; 2) Usability Testing: To assess the user experience in the app environment; 3) Performance Testing: To evaluate the app’s responsiveness, speed, and stability; 4) Compatibility Testing: To check the app’s performance across various devices and operating systems; and 5) Security Testing: To ensure user data is securely managed and protected.

Upon completion of testing as early as this week, we intend to deploy mobile apps on iOS and Android which we believe will allow our reskinned sites under Goccha.net, FINRA.watch, Yinzwordwide.com and other to go viral. There are no assurances this migration testing will be successful or that we will complete the pivot of Everest Media, LLC to social networks that will attract substantial users.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: February 5, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer